Axos Q2 Fiscal 2022 Earnings Supplement January 27, 2022 NYSE: AX

1 Net Loan Growth by Category for Second Quarter Ended December 31, 2021 Loans Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Auto & Consumer Jumbo Mortgage Multifamily Small Balance Commercial Lender Finance RE SF Warehouse Lending Asset-Based Lending Auto CRE Specialty Unsecured / OD Equipment Leasing Q2 FY22 $ Millions Other PPP Other Q1 FY22 $3,686 596 2,017 467 3,735 122 96 417 62 20 3 1 (60) 10 16 380 (16) (4) 32 0 0 Inc (Dec) $3,685 656 2,007 451 3,355 138 100 385 62 40 3 Commercial & Industrial Non-RE Lender Finance Non RE 742 622 120 793 517 276 $12,756 $12,021 $735 (20)

Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Liability (UCL) ($ in millions) 2 136.8 0.6 0.3 4.0 140.5 7.7 1.0 8.7 120 125 130 135 140 145 150 155 September 30, 2021 ACL + UCL Gross Charge-offs Provisions for credit losses Gross Recoveries December 31, 2021 ACL + UCL UCLACL

3 Allowance for Credit Losses (ACL) by Loan Category as of December 31, 2021 Loans Single Family - Mortgage and Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Auto & Consumer Loan Balance $ Millions Other ACL $ $4,281.6 2,483.9 3,857.4 478.6 22.3 ACL % Commercial & Industrial Non-RE 1,631.8 $12,755.6 13.6 67.6 10.9 0.1 22.7 $25.6 $140.5 1.10% 1.75% 0.55% 0.60% 0.27% 2.28% 1.39%

Credit Quality No Loans in Forbearance 4 9/30/2021 Loans O/S Loans in Forbearance or Deferral % NPAs % Single Family-Mortgage & Warehouse $4,341.2 $0.0 0.00% $111.3 2.56% Multifamily and Commercial Mortgage 2,458.2 0.0 0.00% 6.9 0.28% Commercial Real Estate 3,492.9 0.0 0.00% 15.5 0.44% Commercial & Industrial - Non-RE 1,239.4 0.0 0.00% 0.0 0.00% Auto & Consumer 446.6 0.0 0.00% 0.4 0.09% Other 42.7 0.0 0.00% 0.0 0.00% Total $12,021.0 0.0 0.00% $134.1 1.12% 12/31/2021 Loans O/S Loans in Forbearance or Deferral % NPAs % Single Family-Mortgage & Warehouse $4,281.6 $0.0 0.00% $122.3 2.86% Multifamily and Commercial Mortgage 2,483.9 0.0 0.00% 7.7 0.31% Commercial Real Estate 3,857.4 0.0 0.00% 15.2 0.40% Commercial & Industrial - Non-RE 1,631.8 0.0 0.00% 0.0 0.00% Auto & Consumer 478.6 0.0 0.00% 0.6 0.13% Other 22.3 0.0 0.00% 0.1 0.25% Total $12,755.6 0.0 0.00% $145.9 1.14% Change at 12/31/21 from 9/30/21 Loans O/S Loans in Forbearance or Deferral NPAs Single Family-Mortgage & Warehouse -$59.6 $0.0 $11.0 Multifamily and Commercial Mortgage 25.7 0.0 0.8 Commercial Real Estate 364.5 0.0 -0.3 Commercial & Industrial - Non-RE 392.4 0.0 0.0 Auto & Consumer 32.0 0.0 0.2 Other -20.4 0.0 0.1 Total $734.6 0.0 $11.8

5 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO Andy Micheletti, EVP-Finance investors@axosfinancial.com www.axosfinancial.com Johnny Lai, VP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information